CONSULTING AGREEMENT

AGREEMENT dated as of June 26, 2007, effective July 1, 2007 (the “Effective Date”), by and between TISSERA, INC., a Washington corporation (the "Company"), and ADVISOR ASSOCIATES, INC., a New York corporation (the "Consultant").

 WITNESETH:

WHEREAS, the Company desires to receive the benefit of Consultant's expertise and knowledge in evaluating financing opportunities and other matters;

NOW THEREFORE, in consideration of the mutual covenants and agreements and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby covenant and agree as follows:

1. Retention of Consultant. The Company hereby retains and engages Consultant, and Consultant accepts such engagement, subject to the terms and conditions of this Agreement.

2. Term. This Agreement shall be for a term of one (1) year commencing on the date hereof and ending on June 30, 2008

3. Consulting Services. During the term hereof, Consultant shall provide consulting and advisory services in connection with strategic business planning, corporate finance, investor support, broker relations and related matters (the "Consulting Services"). Consultant shall solely and exclusively determine the methods, details and means of providing the Consulting Services hereunder.

4. Devotion of Time. Subject to the provisions hereof, during the term of this Agreement, Consultant shall devote such of its time and effort as may be necessary to the discharge of its duties hereunder. The Company acknowledges that Consultant is engaged in other business activities, and that it will continue such activities during the term hereof. Notwithstanding anything to the contrary herein contained, Consultant shall not be restricted in any manner whatsoever from engaging in other business activities during the term of this Agreement.

5. Consultant Shares.

(a)  In consideration for the Consulting Services hereunder, on the date hereof, the Company shall issue to Consultant 1,000,000 shares of Common Stock, par value $0.0001 per share, of the Company (the “Consultant Shares”). All of the Consultant Shares shall be delivered to the Consultant not later than 14 days following the date hereof (the “Outside Delivery Date”).

(b)  On or prior to the Outside Delivery Date, the Company shall deliver to Consultant certificate(s) evidencing all of the Consultant Shares sufficient to transfer all right, title and interest in and to the Consultant Shares to Consultant, and such certificate(s) shall otherwise be in form acceptable to Consultant and its counsel. The Consultant Shares shall be free and clear of any and all liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims of any kind or nature whatsoever except for those restrictions required under the Securities Act of 1933, as amended.

(c) Notwithstanding anything to the contrary contained in this Agreement in any other agreement or instrument, the Consultant Shares issued and delivered by the Company to Consultant under this Agreement shall be deemed to be fully earned for all purposes as of the date hereof, and shall not be subject to return or rescission for any reason whatsoever, or conditioned upon any event or circumstance whatsoever.

(d) The Consultant shall bear all the regular and day-to-day expenses incurred in connection with the services provided by him. Any additional expenses digressing from the usual state of consulting activities and deemed by the Consultant to be incurred by the Company shall be subject to advance approval by the Company.

6. Representations and Warranties of the Company. The Company hereby represents and warrants to Consultant that:

(a) The Company has the full power and authority to execute, deliver and perform the terms and provisions of this Agreement, including without limitation, the issuance and delivery of the Consultant Shares. The execution, delivery and performance of this Agreement, including the issuance and delivery of the Consultant Shares, have been duly authorized by all appropriate corporate action by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by bankruptcy, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).

(b) Neither the execution, delivery or performance by the Company of this Agreement and issuance of the Consultant Shares, nor compliance by the Company with the terms and provisions hereof, will: (i) contravene any provision of any applicable law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality; (ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or obligation to create or impose) any lien upon any of the property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement or any other agreement, contract or instrument to which the Company is a party or by which any of its property or assets is bound or may be subject; or (iii) violate any provision of the Certificate of Incorporation or Bylaws (or similar organizational documents) of the Company.

(c) All of the Consultant Shares issued by the Company to Consultant hereunder are validly issued, fully paid and non-assessable.

(d) The Company shall transfer good and valid title in and to the Consultant Shares to Consultant hereunder, free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims of any kind or nature whatsoever, whether direct or indirect or contingent.

7. Representations and Warranties of the Consultant. The Consultant hereby represents and warrants to the Company that:

(a)  Consultant has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions hereunder. All action on Consultant's part required for the lawful execution and delivery of this Agreement have been taken. Upon execution and delivery, this Agreement will be valid and binding obligations of Consultant, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights.

(b) Consultant understands that the Consultant Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act of 1933, as amended, based in part upon Consultant's representations contained in this Agreement, and that the appropriate restrictive legends will be affixed to the certificates representing the Consultant Shares.

(c) Consultant represents that it is an accredited investor within the meaning of Regulation D under the Securities Act of 1933, as amended.

8. Confidential Information. The Company hereby represents and warrants that it has provided Consultant access to all information available to the Company concerning its condition, financial and otherwise and/or its management, business and/or prospects, including without limitation, all of the Company's filings pursuant to the Securities Act of 1933, as amended (the "1933 Act") and/or the Securities Exchange Act of 1934, as amended (the "1934 Act"), respectively, and the regulations promulgated thereunder (collectively, the "Disclosure Documents"). The Company further represents that the Company is current in the filing of the periodic reports required by the 1934 Act. The Company represents that it has provided, and will continue to provide, Consultant with any information and/or documentation necessary to verify the accuracy of the information contained in the Disclosure Documents (the “Confidential Information”). Consultant agrees to hold in confidence and not to reveal, report, publish, disclose or transfer, directly or indirectly, any of the Confidential Information of the Company to any third party or use any of the Company’s Confidential Information for any purpose at any time. All Confidential Information shall remain the sole property of the Company. Upon the request of the Company, Consultant will promptly destroy or return, which such decision to destroy or return will be at the discretion of the Company, to the Company all Confidential Information (in any media), including any copies as well as all materials (in any media) which contain or embody Confidential Information, and, with respect to abstracts or summaries of Confidential Information that Consultant may have made, Consultant will destroy such abstracts or summaries. Due to the unique confidential, proprietary, unique and valuable nature of the Confidential Information, Consultant acknowledges and agrees that in the event Consultant fails to comply with its obligations hereunder, that monetary damages may be inadequate to compensate the Company. Accordingly, Consultant agrees that the Company shall, in addition to any other remedies available to it at law or in equity, be entitled to seek injunctive relief to enforce the terms of this Section 8 of this Agreement. In the event of any breach or threatened breach of this Agreement, the Consultant consents to the entry of preliminary and permanent injunctions by a court of competent jurisdiction prohibiting the Consultant from any violation or threatened violation of such provisions and compelling the Consultant to comply with such provisions. This section shall not affect or limit, and the injunctive relief provided in this section shall be in addition to, any other remedies available to the Company at law or in equity for any such violation. Consultant shall not engage in any transaction using the Confidential Information including any purchase of the Company’s equity securities to be traded on the Over-the-Counter Bulletin Board or any other successor exchange which the Company is traded on until three (3) days after the Confidential Information becomes public.

9. Independent Contractors. Nothing herein contained shall be construed to constitute the parties hereto as partners or as joint venturers, or either as agent of the other, or as employer or employee. Consultant acknowledges that it is not an officer, director or agent of the Company, it is not and will not be responsible for any management decisions on behalf of the Company. The Company represents that Consultant does not have, through stock ownership or otherwise, the power to control the Company, or to exercise any dominating influence over its management. Consultant understands and acknowledges that this Agreement shall not create or imply any agency relationship between the parties, and Consultant will not commit Company in any manner except when a commitment has been specifically authorized in writing by the Company. The parties hereto acknowledge that Consultant shall be engaged solely on an independent contractor basis hereunder.

10. Miscellaneous Provisions.

(a)  Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law. The parties hereby agree to irrevocably submit to the exclusive jurisdiction of any court of competent jurisdiction sitting in New York City, NY U.S.A. in respect of any action, suit or proceeding arising out of or relating to this Agreement, and hereby irrevocably waive any objection which any party may have to the laying of venue in any such court and agree that service of process made be made in any manner acceptable for use in such New York courts.

(b) Expenses. Except as otherwise expressly provided herein, all fees, costs and/or expenses incurred in connection with this Agreement and the arrangements contemplated hereby shall be paid by the party incurring such fees, costs and/or expenses.

(c) Entire Agreement. This Agreement contains the entire agreement and understanding between the parties and merges and supersedes any prior understandings or agreements, whether written or oral. The provisions of this Agreement shall be amended or waived only with the written consent of both parties hereto.

(d) Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed effective and given upon actual delivery, if delivered by hand, or one (1) business day after the date sent by nationally recognized overnight courier service, or upon transmission via e-mail or facsimile transmission (subject to confirmation of transmission), or five (5) business days after the date sent by registered or certified mail, return receipt requested, postage prepaid, addressed in each case, to the following addresses:

if to the Company, to:

Tissera, Inc.
Herzlia Business Park
8 Maskit Street, 4th Floor
Herzlia, Israel 46733
Fax: +972-9-9561152

With a copy top

Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Fax: 212-930-9725

if to Consultant, to:

Advisor Associates, Inc.
1575 45th Street
Brooklyn, New York 11219
Fax: _______________

(e) Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and shall be enforceable by Consultant and the Company and their respective successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or Consultant without the prior written consent of the other party hereto.

(f) Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

(g) Construction. The parties hereto are sophisticated and have been represented by attorneys in connection with the arrangements contemplated by this Agreement, and the provisions hereof have been carefully negotiated. Accordingly, this Agreement shall be construed without regard to any presumption or rule requiring construction of an agreement against the party causing it to be drafted.

(h) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TISSERA, INC.

By:	/s/ Amos Eiran
Amos Eiran, CEO

ADVISOR ASSOCIATES, INC.

By:	/s/ Shifra Weinhaus

Shifra Weinhaus